UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

The Sherwin-Williams Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sherwin Williams Acquiring Valspar Announcement

Key Messages & Talking Points for GFG Commercial Teams

Highly complementary combination that establishes a premier global paints and coatings provider. We believe Valspar is an excellent global company with strong products and renowned R&D capabilities.

•	Expands and extends capabilities in new geographies and applications

•	Significant benefits for customers and partners

•	Delivers value to shareholders

•	Combination creates opportunities for both companies’ employees

Expands and extends capabilities in new geographies and applications

•	Consistent with- and accelerates- growth strategy

•	Expands capabilities in new geographies, including a scale platform to expand in APAC and EMEA

•	Adds coil and packaging capabilities to create portfolio of strong brands and technologies

•	Transaction expected to close in early 2017, subject to regulatory and shareholder approvals, and other customary closing conditions

Significant benefits for customers and partners

Customers

•	Access to expanded product portfolio across wider geography

•	Enhanced technology and innovation capabilities

•	Benefit from synergies and leveraging of resources

•	Combined company will have enhanced R&D capabilities

•	Improved customer service and increased marketing support

•	Complete customer solution (Packaging- F&B, General Industrial- liquid, powder, coil and E-Coat and Automotive- Global, body fillers)

Business Partners

•	More geographic and product diversity creates opportunities to grow existing relationships

Delivers value for all shareholders

•	Financially compelling transaction

•	Fully committed financing with a mixture of cash, and debt at low interest rates

•	Strong history of integrating acquisitions and achieving synergies

•	Confident we will receive all necessary regulatory approvals

Combination creates opportunities for both companies’ employees

•	This combination is about future growth- employee opportunities will be created by a combined company with strong growth prospects that is better able to serve customers

•	Shared cultures and values with rich heritages, and commitments to excellence and innovation

•	Excited about the future, but transaction is not expected to close until early 2017 so it is business as usual until then- that means any interaction with Valspar employees would be inappropriate

•	We will continue to operate as separate companies until closing

•	Remain focused on doing the jobs you do so well and continue to deliver in the manner our customers have come to expect

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those anticipated or implied in forward looking statements are described in Sherwin-Williams’ Form 10-K under the heading “Cautionary Statement Regarding Forward-Looking Information”, as well as the information included in Sherwin-Williams’ Current Reports on Form 8-K and other factors that are set forth in management’s discussion and analysis of Sherwin-Williams’ most recently filed reports with the SEC. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the merger not being timely completed, if completed at all; prior to the completion of the merger, Sherwin-Williams’ and/or Valspar’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and the parties being unable to successfully implement integration strategies. While Sherwin-Williams and/or Valspar may elect to update forward-looking statements at some point in the future, Sherwin-Williams and Valspar specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Additional Information and Where to Find It

In connection with the proposed transaction, Valspar intends to file a preliminary proxy statement on Schedule 14A with the SEC. VALSPAR’S SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of Valspar. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Valspar at its website, www.valspar.com, or by contacting Bill Seymour at 612-656-1328.

Participants in Solicitation

Sherwin-Williams and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Sherwin-Williams’ participants is set forth in the proxy statement, filed March 7, 2016, for Sherwin-Williams’ 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.